EXHIBIT 99.2
Sunair Services Corporation Completes Initial Closing of $10.5 Million In Private Placement
Initial Closing of $10.5 Million to be Used to Fund Acquisitions, Retire Debt, And for General Purposes
FORT LAUDERDALE, Fla., Dec. 21 /PRNewswire-FirstCall/ — Sunair Services Corporation (Amex: SNR — News) announced today that it has completed the initial closing of $10.5 million in connection with the previously announced purchase agreements it entered into with institutional and other accredited investors for the private placement of its securities.
Approximately two million shares were issued in an initial closing that occurred on December 16, 2005. The balance of 857,143 shares will be issued in a second closing, subject to certain closing conditions including shareholder approval under Amex rules.
The net proceeds from the private placement will be used to fund acquisitions, retire debt, and for general purposes. Additional details regarding the private placement will be provided on a Form 8-K to be filed by the Company.
The securities offered and sold by the Company in the private placement will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and shares underlying the warrants issued in the private placement.
This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state.
About Sunair Services Corporation
Sunair Services Corporation, a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides pest control and lawn care services to both residential and commercial customers. Middleton provides essential pest control services and protection against termite damage, rodents and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through its wholly owned subsidiary, Sunair Communications, Inc., Sunair also is engaged in the design, manufacture and sale of High Frequency (HF) systems utilized for long- range voice and data communications in fixed station, mobile and marine strategic applications. Since 1956, Sunair has maintained an established presence in domestic and international government and military markets, including the NATO community.
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing of the closing of the financing, the benefits of the financing and the Company’s acquisition strategy. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to satisfy the closing conditions contained in the purchase agreements, the inability to consummate future acquisitions or pursue growth opportunities, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in the Company’s filings with the SEC. Copies of the Company’s SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.